EXHIBIT 99.1

Upexi to Participate in Upcoming October Investor Conferences

TAMPA, FL., October 6, 2026 -- Upexi, Inc. (NASDAQ: UPXI) (“Upexi” or the “Company”), a leading Solana-focused digital asset treasury company and consumer brands owner, today announced that Brian Rudick, Chief Strategy Officer, will participate in the following October 2026 investor conferences:

Maxim Growth Summit 2026

Date: October 12 – 14, 2026

Location: Hard Rock Hotel, New York, NY

Type: Investor Meetings

Webull Emerging & Innovative Companies Webinar

Date and Time: Wednesday, October 14, 2026, 1:00 PM ET

Type: Virtual Presentation

Webcast: https://ir.upexi.com/news-events/ir-calendar

LD Micro 20th Annual Main Event

Date: October 19 – 21, 2026

Location: Luxe Sunset Blvd Hotel, Los Angeles, CA

Presentation Date and Time: Tuesday, October 20, 2026, at 3:00 PM PT

Presentation Location: Track 2

Type: Presentation & Investor Meetings

Webcast: https://ir.upexi.com/news-events/ir-calendar

To schedule a one-on-one meeting with Upexi’s management team, please email KCSA Strategic Communications at Upexi@KCSA.com.

About Upexi, Inc.

Upexi, Inc. (Nasdaq: UPXI) is a leading digital asset treasury company, where it aims to acquire and hold as much Solana (SOL) as possible in a disciplined and accretive fashion. In addition to benefiting from the potential price appreciation of Solana - the cryptocurrency of the leading high-performance blockchain - Upexi utilizes three key value accrual mechanisms in intelligent capital issuance, staking, and discounted locked token purchases. The Company operates in a risk-prudent fashion to position itself for any market environment and to appeal to investors of all kinds, and it currently holds over two million SOL. Upexi also continues to be a brand owner specializing in the development, manufacturing, and distribution of consumer products. Please see www.upexi.com for more information.

Follow Upexi on X - https://x.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/upexiallan

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

Company Contact

Brian Rudick, Chief Strategy Officer

(203) 442-5391

brian.rudick@upexi.com

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Upexi@KCSA.com